Exhibit 99

Form 3 Joint Filer Statement

Name:
Abbott L. Brown

Address:
c/o Ridgestone Corporation
10877 Wilshire Blvd, Suite 2000
Los Angeles, CA 90024

Designated Filer:
Ridgestone Corporation

Issuer & Ticker Symbol:
Dyna Group International, Inc. (DGIX.OB)

Date of Event Requiring Statement:
2/23/05


Signature:

/s/ Abbott L. Brown




Name:
Linda L. Brown

Address:
c/o Ridgestone Corporation
10877 Wilshire Blvd, Suite 2000
Los Angeles, CA 90024

Designated Filer:
Ridgestone Corporation

Issuer & Ticker Symbol:
Dyna Group International, Inc. (DGIX.OB)

Date of Event Requiring Statement:
2/23/05


Signature:

/s/ Abbott L. Brown, Attorney-in-Fact